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Exhibit 21.1

Subsidiaries of Pzena Investment Management, Inc.

Pzena Investment Management, LLC

Pzena Large Cap Value Fund

Pzena Large Cap Value Fund II

Pzena International Value Service

Pzena Global Value Service

Pzena Emerging Markets Countries Value Service

Pzena Emerging Markets Focused Value Service

Pzena Emerging Markets Value Service

Pzena Investment Management Select Fund, LP

Pzena Mega Cap Value Fund

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  Exhibit 21.1
Subsidiaries of Pzena Investment Management, Inc.